Exhibit 23.2

1900 NW Corporate Blvd., Suite 210 East

Boca Raton, Florida 33431

Tel. 561-886-4200

Fax. 561-886-3330

e-mail:info@sherbcpa.com

Offices in New York and Florida

____________________________________________________________________________________________________________

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-8, use of our report on the consolidated financial statements of Purple Beverage Company, Inc. dated December 3, 2007 (except for Stockholders’ Deficiency as included in the Balance Sheet,  and the Statements of Changes in Stockholders’ Deficiency, related references and calculations, as to which the date is June 5, 2008 and the Restatement described in Note 10 as to which the date is July 30, 2008), relating to the balance sheet of Purple Beverage Company, Inc. as of September 30, 2007  and the related statements of operations, changes in stockholders' deficiency, and cash flows for the period from May 8, 2007 (Inception) to September 30, 2007.

/s/ Sherb & Col, LLP
Certified Public Accountants

Boca Raton, Florida

November 25, 2008